                                     AGREEMENT


     THIS AGREEMIENT is made and entered into as of the 1st day of June, 1998, by and between Biocontrol Technology, Inc., a Pennsylvania corporation ("Biocontrol") and IDT, Inc., a Pennsylvania corporation ("IDT"). Biocontrol and IDT are sometimes hereinafter referred to as the "Parties."

                                    WITNESSETH:

     WHEREAS, IDT is desirous of completing the development of, obtaining regulatory approval for, and having manufactured a device intended to be used for the regional treatment of cancers, known as the "'ThermoChem-HT"; and

     WHEREAS, IDT desires to retain Biocontrol to assist in the completion of these tasks for the ThermoChem-HT; and

     WHEREAS, Biocontrol desires to perform such services for IDT by completing the development and applying for regulatory approval in a timely manner, and to undertake to manufacture the ThermoChem-HT for IDT based on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree that this Agreement shall be governed as follows:

     1.1  DUTIES OF BIOCONTROL.

     a. Biocontrol agrees to use its best efforts to complete the development of the ThermoChem-HT in a period not to exceed six (6) months from the date of this Agreement (the "Development") Development will be considered complete when one successful manufacturing prototype has been fabricated and operates in accordance with IDT-provided specifications. The costs of Development will be reimbursed by IDT in accordance with the following formula:

          Actual labor costs (less benefits) plus 100% overhead
          Actual material or service purchase costs (less freight) plus 15% override
          General and Administrative fee of 15% on the above costs

     b. Biocontrol shall complete the Development in accordance with ISO and FDA standards and will assume the responsibility for the ThermoChem-HT design (the "Design Authority") and, providing Development has been successful, will use its best efforts to obtain the CE Mark, FDA approval, and any other regulatory approval deemed desirable by IDT (the "Regulatory Approval") for the ThermoChem-HT. In addition, Biocontrol will endeavor to obtain patents as directed by IDT. Biocontrol shall charge IDT for these services in accordance with the above formula.

     c. Biocontrol will take whatever steps are necessary to assure ongoing regulatory compliance for the ThermoChem-HT, including, but not limited to, adherence to ISO and FDA standards.

     d.   Biocontrol agrees to manufacture the ThermoChem-HT (the
"Manufacturing") and sell it to IDT at a price to be determined in accordance with the following formula:

          Costs of Goods Sold (defined as Biocontrol's aggregate cost of materials, labor and associated manufacturing overhead) plus a sixty percent (60%) markup.

          This formula may be amended from time to time by mutual consent of both Parties, set forth in writing and attached hereto as an amendment to this Agreement, and shall be reviewed at least annually from the date of the initial schedule.

     2.   DUTIES OF IDT.

     a.   IDT assigns Design Authority to Biocontrol.

     b. IDT will provide Biocontrol with specifications, drawings, notes, prototype, components, patents, and any other items which will assist Biocontrol in completing the Development and agrees that Biocontrol shall be the design authority for the ThermoChem-HT.

     c. IDT agrees to assume responsibility and costs for conducting clinical and other testing AS required to collect data to be used by Biocontrol in the submittal of reports, applications, notifications, and other documents for approval by and compliance with any regulatory body.

     d. IDT agrees and covenants to use Biocontrol as the exclusive manufacturer of the ThermoChem-HT and other related products in the future and will not engage or contract with any other entity to perform any manufacturing services related to the ThermoChem-HT without the express prior written consent of Biocontrol.

     e. IDT agrees to use due diligence in providing timely notice to Biocontrol of quantities of ThermoChem-HT and will submit a projection of anticipated quantities to be manufactured by Biocontrol at least once per quarter.

     f. IDT will pay invoices submitted upon shipment of ThermoChem-HT within thirty (30) days of date of shipment.

     g. Except for disposables used up in the operation of a system, BDT agrees that Biocontrol shall have first rights of refusal for development and/or manufacture of any future devices IDT may intend to market.

     3. DISPUTE RESOLUTION WITH REGARD TO PRICE DETERMINATION. Prior to invoking arbitration as outlined in Paragraph 9, in the event of a dispute between the Parties with regard to payment for the Development Regulatory Approval, and Manufacturing, the following remedy is provided:

          Direct or indirect overhead items shall be initially defined by Biocontrol. In the event that IDT disagrees with the characterization of any such item, IDT shall so notify Biocontrol in writing, and, for a period of thirty (30) days following such notification, Biocontrol's independent certified public accountants and IDT's independent accountants will negotiate with one another in an attempt to resolve the matter. During the pendency of such negotiations, any disputed items shall continue to be treated in accordance with the characterization given to them by Biocontrol. Following the expiration of said thirty (30) day period, if negotiations between the accountants have not been successfully concluded, either Party shall have the right to request that the matter be submitted to and determined by arbitration board as provided for in Paragraph 9.

     4. APPLICABLE LAWS, ORDERS AND REGULATIONS. It is agreed that all obligations herein undertaken are with a view to compliance by both Parties with all pertinent provisions of applicable laws, orders and regulations relating to the development manufacture, use and sale of medical devices.

     5. ABILITY TO SUBCONTRACT. In the event Biocontrol desires to subcontract or assign all or part of its rights to manufacture the ThermoChem-HT, then Biocontrol shall provide ninety (90) days written notice to EDT of the identity of such subcontractor or assignee and shall not enter into any such agreement without the express prior written consent of IDT. IDT agrees that the subcontracting of subassemblies or components shall not require such consent when the assembly is completed by Biocontrol, unless such subassembly requires regulatory notification.

     IDT shall have the right to contract another manufacturer for the ThermoChem-HT only as set forth in Paragraph 2 herein, or upon the occurrence of an Event of Default by Biocontrol under the terms of this Agreement which is not cured and results in the termination of this Agreement as set forth in Paragraph 5 herein.

     6. TERMINATION AND DEFAULT. Either Party shall have the right during the term of this Agreement to terminate the Agreement effective after thirty (30) days written notice to the other in the event of the occurrence of an Event of Default, as defined below:

     a. Either Party's failure to use its best efforts to perform its obligations under this Agreement; or

     b.   IDT fails to make payments to Biocontrol as described herein; or

     c. If a petition under the federal bankruptcy laws or any state insolvency law is filed by or against either Party, or a receiver, fiscal agent or similar officer if appointed for either Party; or

     d. If either Party is unable to fulfill its obligations as set forth herein for any reason, including regulatory, patent, or enforcement activities of any agency or unit or similar body of any state, local or federal government; or

     e.   A material breach of representation set forth in this Agreement.

     Each Party shall have a thirty (30) day period following the receipt of a Notice of Default from the other Party in which to cure or remedy the stated default. If the default is not cured during such period it shall be deemed as Event of Default for which the Agreement may be terminated.

     No failure of omission to carry out or to observe any of the terms of this Agreement shall give rise to any claim by one Party hereto against the other, or be deemed an event of default if the same shall be caused by FORCE MAJEURE or other circumstances beyond the control of the Party affected and in the absence of gross negligence.

     In the event of termination pursuant to this Paragraph 6, IDT will pay for any prior commitments made or expenses incurred by Biocontrol pursuant to this Agreement which cannot be reasonably negated by Biocontrol, and Biocontrol shall use its best efforts to mitigate any such commitments.

     7. TERM. This Agreement shall remain effective for a period of 1 year from the date of the initial production delivery of the ThermoChem-HT, and may be renewed for additional terms by the Parties in writing.

     8. WARRANTY. Biocontrol warrants the ThermoChem-HT to be free from defects in materials and workmanship for a period of one year from the date of delivery to IDT's customer. Biocontrol shall maintain an inventory control system in order to keep adequate records in accordance with ISO9001 and FDA Quality System requirements. Biocontrol's obligation under this warranty as limited to making good as its factory on product returned intact to it, with transportation charges prepaid and which upon examination shall be determined to be a defective product. This warranty is expressly in lieu of all other warranties expressed or implied and of all other obligations or liabilities on its part, and Biocontrol neither assumes nor authorizes any other person to assume for it any other liability in connection with the sale of ThermoChem-HT. This warranty shall not apply to items purchased complete and installed in ThermoChem-HT (such as disposable components) without Biocontrol's alteration. In those cases the warranty of the original manufacturer shall be applicable.

     9. ARBITRATION. The Parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to J.A.M.S./ENDISPUTE, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to J.A.M. S./ENDISPLTIE, or and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with J.A.M.S./ENDISPUTE and with one another in selecting a mediator from J.A.M.S./ENDISPUTE's panel of neutrals, and in scheduling the mediation proceedings. The Parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator of any J.A.M. S/ENDISPUTE employees, are confidential, privileged and inadmissible for any purpose, including impeachment in any arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.
Either Party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the Parties so desire. Unless otherwise agreed by the Parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Paragraph may be enforced by any Court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the Party against whom enforcement is ordered.

     10. NOTICES. Any notice given pursuant to this Agreement shall be deemed given (I) when received, if personally delivered to the Party to receive such notice, or (ii) when received, if sent by overnight courier service or by registered or certified mail, to the Party to receive such notice at the address set forth below, or (iii) on the first business day following confirmed receipt when transmitted by facsimile, with hard copy forwarded by United States mail or overnight courier service, addressed as follows:

     If to Biocontrol:        Biocontrol Technology, Inc.
                              300 Indian Springs Road
                              Indiana, PA 15701
                              Attention: President
                              Fax No.:  724-349-8610

     If to IDT:               IIDT, Inc.
                              2275 Swallow I-Ell Road Bldg. 2500
                              Pittsburgh, PA 15220
                              Attention: President
                              Fax No.: 412-279-1367




     11.  MISCELLANEOUS.

     a. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     b. Either Biocontrol or IDT may assign this Agreement to any party which acquires substantially all of its assets and business. Otherwise, this Agreement shall be non-assignable by either Party. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.

     c. If any portion of this Agreement is adjudged illegal or unenforceable, the remainder of this Agreement shall continue to be enforceable, if such enforceability is commercially reasonable.


     IN WITNESS WBEREOF, the Parties have caused this Agreement to be executed by their fully authorized representatives as of the date first above written.

ATTEST:                            BIOCONTROL TECHNOLOGY, INC.


                                   By
------------------------------       --------------------------------------

                                   Title:
                                         ----------------------------------



ATTEST:                            IDT, INC.


                                   By
------------------------------       --------------------------------------

                                   Title:
                                         ----------------------------------

                                     AGREEMENT



          THIS AGREEMENT is made as of the 21st day of June, 1999 by and between IDT, INC., a Pennsylvania corporation whose address is 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220 (hereinafter referred to as "IDT"), and BIOCONTROL TECHNOLOGY, INC., a Pennsylvania corporation with an address at 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220 (hereinafter referred to as "Biocontrol").

          WHEREAS, Biocontrol is presently the owner of _________ shares of the common capital stock of the IDT (the "Shares"), fully paid and non-assessable; and

          WHEREAS, Biocontrol has loaned to IDT the sum of $10,232,991.00 to be repaid in accordance with the terms and conditions of a promissory note in the form attached hereto;

          WHEREAS, the Directors of IDT and Biocontrol believe that it is in the best interests of and will be a benefit to both parties to enter into an Agreement, by which Biocontrol will agree not to sell or otherwise transfer the shares of IDT owned by Biocontrol during the lifetime of the loan;

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, with the intent to be legally bound, hereby agree as follows:

          1. Biocontrol hereby agrees that, without the prior written consent of IDT, Biocontrol will not, during the three year period commencing on the date hereof: (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, more than ten (10) percent of the Shares in any one twelve month period, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of more than ten (10) percent of the Shares in any one twelve month period, whether or not any such transaction described in clause (a) or (b) above is to be settled by delivery of such Shares, in cash or otherwise. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Shares except in compliance with the terms and conditions of this Agreement.

          2. This Agreement shall terminate upon (i) the repayment of all outstanding principal and interest due to Biocontrol under the promissory note, or (ii) the expiration of the three year period referenced in Paragraph 1.

          3. This Agreement (i) contains the entire understanding and agreement of the parties with respect to the subject matter hereof, and may not be modified or amended except by a subsequent written agreement executed by the parties hereto, (ii) along with all its terms and conditions shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and (iii) shall be governed by Pennsylvania law and enforceable in the state and federal courts of Pennsylvania in Pittsburgh, Pennsylvania.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                 IDT, INC.


                                        By: GLENN KEELING-PRESIDENT/s/
-----------------------------------         --------------------------
                                          Glenn Keeling, President


ATTEST:                                 BIOCONTROL TECHNOLOGY, INC.


                                        By: Fred Cooper /s/
-----------------------------------         ---------------
                                            Fred Cooper, President



                                         -3-